Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2019 Second Quarter Results
Second Quarter Recurring Revenue Grows 8% Representing 92% of Total Revenue;
Reaffirms 2019 Financial Guidance

Charleston, S.C. (July 30, 2019) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its second quarter ended June 30, 2019.

"This year marks our 15th year as a Nasdaq listed public company, which is a testament to the incredible team we have and their dedication to drive powerful social impact and create shareholder value," said Mike Gianoni, Blackbaud's president and CEO. "We continued to drive market-specific innovation across our vertical markets. Soon we will be announcing general availability of Blackbaud Church Management™, part of the Cloud Solution for Faith Communities, and we continue to see strong market traction with our new Education Management portfolio, part of the Cloud Solution for Higher Education™."

Second Quarter 2019 Results Compared to Second Quarter 2018 Results:

•	Total GAAP revenue was $225.6 million, up 5.6%, with $208.5 million in GAAP recurring revenue, representing 92.4% of total GAAP revenue. GAAP recurring revenue was up 8.2%.

•	Total non-GAAP revenue was $226.4 million, up 5.5%, with $209.2 million in non-GAAP recurring revenue, representing 92.4% of total non-GAAP revenue. Non-GAAP recurring revenue was up 8.0%.

•	Non-GAAP organic recurring revenue increased 5.0%.

•	GAAP income from operations was $13.5 million, with GAAP operating margin of 6.0%, an increase of 70 basis points.

•	Non-GAAP income from operations was $43.5 million, with non-GAAP operating margin of 19.2%, a decrease of 190 basis points.

•	GAAP net income was $7.1 million, with GAAP diluted earnings per share of $0.15, up $0.01.

•	Non-GAAP net income was $31.9 million, with non-GAAP diluted earnings per share of $0.66, down $0.03.

•	Non-GAAP free cash flow was $38.0 million, a decrease of $3.6 million.

"Execution against our strategic plan drove solid results for the second quarter as we continue investing to further expand our selling footprint, drive cloud innovation for our customers, and ensure scalability in our business," said Tony Boor, Blackbaud's executive vice president and CFO. "We're pleased with the progress of the new sales hires added to date as they ramp to targeted productivity, and we expect to continue hiring as we look to grow our full year sales headcount at an accelerated rate relative to our historical average."

An explanation of all non-GAAP financial measures referenced in this press release is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

PRESS RELEASE

Recent Company Highlights:

•	Blackbaud Celebrates 15 years Listed with Nasdaq

•	Microsoft Awards Blackbaud 2019 MSUS Partner Award for Industry-Education

•	Emmy® Nominated Actress and Humanitarian Connie Britton to Headline BBCON 2019

•	Pascale Harvie Appointed as the President and General Manager for Blackbaud Operations in Europe

Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.

Dividend
Blackbaud announced today that its Board of Directors has declared a third quarter 2019 dividend of $0.12 per share payable on September 13, 2019 to stockholders of record on August 28, 2019.

Financial Outlook
Blackbaud today reaffirmed its 2019 full year financial guidance:

•	Non-GAAP revenue of $880 million to $910 million

•	Non-GAAP operating margin of 16.7% to 17.2%

•	Non-GAAP diluted earnings per share of $2.11 to $2.28

•	Non-GAAP free cash flow of $124 million to $134 million

Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.

Adoption of New Lease Accounting Standard
On January 1, 2019, we adopted Financial Accounting Standards Board ("FASB") Accounting Standards Update ("ASU") 2016-02, Leases (Topic 842) ("ASU 2016-02"), using the transition method that allowed us to initially apply the guidance at the adoption date of January 1, 2019 without adjusting comparative periods presented. ASU 2016-02 requires lessees to record most leases on their balance sheet but recognize expenses in the income statement in a manner similar to previous guidance. The impacts of adoption are reflected in Blackbaud's guidance and the other financial information herein. We have provided more detailed information regarding the impact of our adoption of ASU 2016-02 in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 3, 2019.

Conference Call Details
What:    Blackbaud's 2019 Second Quarter Conference Call
When:    July 31, 2019
Time:     8:00 a.m. (Eastern Time)
Live Call:     800-289-0462 (US/Canada); passcode 097160.
Webcast:    Blackbaud's Investor Relations Webpage

PRESS RELEASE

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, foundations, companies, education institutions, healthcare organizations and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada and the United Kingdom. For more information, visit www.blackbaud.com, or follow us on Twitter, LinkedIn, and Facebook.

Investor Contact:	Media Contact:
Steve Hufford	media@blackbaud.com
Director of Investor Relations
843-654-2655
steve.hufford@blackbaud.com

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the predictability of our financial results, expectations that our revenue will continue to grow, and expectations that we will achieve our projected 2019 full-year financial guidance. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to our dividend policy and stock repurchase program, including the possibility that we might discontinue payment of dividends; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, Blackbaud recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which Blackbaud believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-

PRESS RELEASE

related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.

In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.

Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.

Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(dollars in thousands)	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$32,654	$30,866
Restricted cash due to customers	354,133	418,980
Accounts receivable, net of allowance of $5,231 and $4,722 at June 30, 2019 and December 31, 2018, respectively	131,277	86,595
Customer funds receivable	5,349	1,753
Prepaid expenses and other current assets	76,728	59,788
Total current assets	600,141	597,982
Property and equipment, net	39,569	40,031
Operating lease right-of-use assets	107,165	—
Software development costs, net	87,880	75,099
Goodwill	632,269	545,213
Intangible assets, net	340,615	291,617
Other assets	66,319	65,363
Total assets	$1,873,958	$1,615,305
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$35,749	$34,538
Accrued expenses and other current liabilities	60,514	46,893
Due to customers	359,482	420,733
Debt, current portion	7,500	7,500
Deferred revenue, current portion	327,299	295,991
Total current liabilities	790,544	805,655
Debt, net of current portion	553,812	379,624
Deferred tax liability	48,658	44,291
Deferred revenue, net of current portion	2,324	2,564
Operating lease liabilities, net of current portion	100,116	—
Other liabilities	5,802	9,388
Total liabilities	1,501,256	1,241,522
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 60,187,063 and 59,327,633 shares issued at June 30, 2019 and December 31, 2018, respectively	60	59
Additional paid-in capital	427,950	399,241
Treasury stock, at cost; 11,017,004 and 10,760,574 shares at June 30, 2019 and December 31, 2018, respectively	(286,644)	(266,884)
Accumulated other comprehensive loss	(9,409)	(5,110)
Retained earnings	240,745	246,477
Total stockholders’ equity	372,702	373,783
Total liabilities and stockholders’ equity	$1,873,958	$1,615,305

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenue
Recurring	$208,468	$192,749	$406,562	$373,595
One-time services and other	17,166	20,923	34,902	44,261
Total revenue	225,634	213,672	441,464	417,856
Cost of revenue
Cost of recurring	86,657	76,350	171,368	145,429
Cost of one-time services and other	14,150	18,822	28,722	37,780
Total cost of revenue	100,807	95,172	200,090	183,209
Gross profit	124,827	118,500	241,374	234,647
Operating expenses
Sales, marketing and customer success	55,009	48,493	110,464	93,970
Research and development	25,902	25,297	54,363	51,255
General and administrative	28,543	28,447	55,660	53,498
Amortization	1,152	1,201	2,528	2,470
Restructuring	730	3,688	2,683	4,499
Total operating expenses	111,336	107,126	225,698	205,692
Income from operations	13,491	11,374	15,676	28,955
Interest expense	(5,799)	(4,303)	(11,122)	(7,820)
Other income, net	2,181	346	2,363	506
Income before provision for income taxes	9,873	7,417	6,917	21,641
Income tax provision (benefit)	2,733	825	899	(2,702)
Net income	$7,140	$6,592	$6,018	$24,343
Earnings per share
Basic	$0.15	$0.14	$0.13	$0.52
Diluted	$0.15	$0.14	$0.13	$0.51
Common shares and equivalents outstanding
Basic weighted average shares	47,714,621	47,222,657	47,622,740	47,121,692
Diluted weighted average shares	48,160,684	48,053,094	48,101,212	48,030,547
Other comprehensive (loss) income
Foreign currency translation adjustment	(6,018)	(8,817)	(1,428)	(2,380)
Unrealized (loss) gain on derivative instruments, net of tax	(1,939)	765	(2,871)	1,844
Total other comprehensive loss	(7,957)	(8,052)	(4,299)	(536)
Comprehensive (loss) income	$(817)	$(1,460)	$1,719	$23,807

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Six months ended June 30,
(dollars in thousands)	2019	2018
Cash flows from operating activities
Net income	$6,018	$24,343
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,113	39,847
Provision for doubtful accounts and sales returns	4,646	3,697
Stock-based compensation expense	28,755	24,953
Deferred taxes	465	1,121
Amortization of deferred financing costs and discount	376	376
Other non-cash adjustments	1,982	(419)
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(45,071)	(38,092)
Prepaid expenses and other assets	(12,725)	(18,629)
Trade accounts payable	216	6,327
Accrued expenses and other liabilities	(9,014)	(6,675)
Deferred revenue	26,328	29,545
Net cash provided by operating activities	45,089	66,394
Cash flows from investing activities
Purchase of property and equipment	(6,375)	(9,575)
Capitalized software development costs	(23,206)	(16,359)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	(109,386)	(45,315)
Other investing activities	500	—
Net cash used in investing activities	(138,467)	(71,249)
Cash flows from financing activities
Proceeds from issuance of debt	329,100	173,500
Payments on debt	(155,150)	(132,150)
Employee taxes paid for withheld shares upon equity award settlement	(19,760)	(25,184)
Proceeds from exercise of stock options	6	11
Change in due to customers	(107,808)	(309,189)
Change in customer funds receivable	(3,741)	(4,391)
Dividend payments to stockholders	(11,802)	(11,653)
Net cash provided by (used in) financing activities	30,845	(309,056)
Effect of exchange rate on cash, cash equivalents and restricted cash	(526)	(1,606)
Net decrease in cash, cash equivalents and restricted cash	(63,059)	(315,517)
Cash, cash equivalents and restricted cash, beginning of period	449,846	640,174
Cash, cash equivalents and restricted cash, end of period	$386,787	$324,657
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	June 30, 2019	December 31, 2018
Cash and cash equivalents	$32,654	$30,866
Restricted cash due to customers	354,133	418,980
Total cash, cash equivalents and restricted cash in the statement of cash flows	$386,787	$449,846

Blackbaud, Inc.
Reconciliation of GAAP to non-GAAP financial measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
GAAP Revenue	$225,634	$213,672	$441,464	$417,856
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	716	919	1,432	1,267
Non-GAAP revenue	$226,350	$214,591	$442,896	$419,123

GAAP gross profit	$124,827	$118,500	$241,374	$234,647
GAAP gross margin	55.3%	55.5%	54.7%	56.2%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	716	919	1,432	1,267
Add: Stock-based compensation expense	791	1,645	1,765	2,740
Add: Amortization of intangibles from business combinations	11,329	10,677	22,745	21,063
Add: Employee severance	(4)	12	1,115	587
Add: Acquisition-related integration costs	—	25	—	25
Subtotal	12,832	13,278	27,057	25,682
Non-GAAP gross profit	$137,659	$131,778	$268,431	$260,329
Non-GAAP gross margin	60.8%	61.4%	60.6%	62.1%

GAAP income from operations	$13,491	$11,374	$15,676	$28,955
GAAP operating margin	6.0%	5.3%	3.6%	6.9%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	716	919	1,432	1,267
Add: Stock-based compensation expense	15,029	13,861	28,755	24,953
Add: Amortization of intangibles from business combinations	12,481	11,878	25,273	23,533
Add: Employee severance	191	100	3,612	1,031
Add: Acquisition-related integration costs	464	2,194	1,182	2,627
Add: Acquisition-related expenses	365	1,211	810	1,605
Add: Restructuring costs	730	3,688	2,683	4,499
Subtotal	29,976	33,851	63,747	59,515
Non-GAAP income from operations	$43,467	$45,225	$79,423	$88,470
Non-GAAP operating margin	19.2%	21.1%	17.9%	21.1%

GAAP income before provision for income taxes	$9,873	$7,417	$6,917	$21,641
GAAP net income	$7,140	$6,592	$6,018	$24,343

Shares used in computing GAAP diluted earnings per share	48,160,684	48,053,094	48,101,212	48,030,547
GAAP diluted earnings per share	$0.15	$0.14	$0.13	$0.51

Non-GAAP adjustments:
Add: GAAP income tax provision (benefit)	2,733	825	899	(2,702)
Add: Total non-GAAP adjustments affecting income from operations	29,976	33,851	63,747	59,515
Non-GAAP income before provision for income taxes	39,849	41,268	70,664	81,156
Assumed non-GAAP income tax provision(1)	7,970	8,254	$14,133	$16,232
Non-GAAP net income	$31,879	$33,014	$56,531	$64,924

Shares used in computing non-GAAP diluted earnings per share	48,160,684	48,053,094	48,101,212	48,030,547
Non-GAAP diluted earnings per share	$0.66	$0.69	$1.18	$1.35

(1)	Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
GAAP revenue	$225,634	$213,672	$441,464	$417,856
GAAP revenue growth	5.6%		5.6%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(4,558)	1,771	(8,944)	4,485
Non-GAAP organic revenue (2)	$221,076	$215,443	$432,520	$422,341
Non-GAAP organic revenue growth	2.6%		2.4%

Non-GAAP organic revenue (2)	$221,076	$215,443	$432,520	$422,341
Foreign currency impact on non-GAAP organic revenue (3)	2,177	—	3,956	—
Non-GAAP organic revenue on constant currency basis (3)	$223,253	$215,443	$436,476	$422,341
Non-GAAP organic revenue growth on constant currency basis	3.6%		3.3%

GAAP recurring revenue	$208,468	$192,749	$406,562	$373,595
GAAP recurring revenue growth	8.2%		8.8%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(4,298)	1,717	(8,473)	4,316
Non-GAAP organic recurring revenue	$204,170	$194,466	$398,089	$377,911
Non-GAAP organic recurring revenue growth	5.0%		5.3%

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
Non-GAAP organic revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(3)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Canadian Dollar, EURO, British Pound and Australian Dollar.

(dollars in thousands)	Six months ended June 30,
	2019	2018
GAAP net cash provided by operating activities	$45,089	$66,394
Less: purchase of property and equipment	(6,375)	(9,575)
Less: capitalized software development costs	(23,206)	(16,359)
Non-GAAP free cash flow	$15,508	$40,460